Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$222,320,610
Unrealized Gain (Loss) on Market Value of Futures	(273,730,760)
Interest Income	554,332
ETF Transaction Fees	22,000
Total Income (Loss)	$(50,833,818)

Expenses
Investment Advisory Fee	$1,072,173
Brokerage Commissions	361,713
Tax Reporting Fees	257,450
SEC & FINRA Registration Expense	174,000
NYMEX License Fee	59,401
Legal Fees	52,694
Non-interested Directors' Fees and Expenses	18,798
Audit Fees	13,151
Prepaid Insurance Expense	9,503
Total Expenses	$2,018,883
Net Gain (Loss)	$(52,852,701)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/09	$2,912,849,108
Additions (11,500,000 Units)	322,269,882
Withdrawals (8,500,000 Units)	(252,831,250)
Net Gain (Loss)	(52,852,701)

Net Asset Value End of Period	$2,929,435,039
Net Asset Value Per Unit (102,200,000 Units)	$28.66

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502